Exhibit 99.1

FOR RELEASE: IMMEDIATELY	Frank Leto, President, CEO
FOR MORE INFORMATION CONTACT:	610-581-4730
Mike Harrington, CFO
610-526-2466

Bryn Mawr Bank Corporation Reports
Record Quarterly Earnings of $21.3 Million,
Declares $0.28 Dividend

BRYN MAWR, Pa., July 22, 2021 - Bryn Mawr Bank Corporation (NASDAQ: BMTC) (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), today reported net income of $21.3 million, or $1.06 diluted earnings per share, for the three months ended June 30, 2021, as compared to $17.1 million, or $0.85 diluted earnings per share, for the three months ended March 31, 2021, and $15.0 million, or $0.75 diluted earnings per share, for the three months ended June 30, 2020.

On a non-GAAP basis, core net income, which excludes due diligence and merger-related expenses related to the pending merger with WSFS Financial Corporation (“WSFS”) and other non-core income and expense items, as detailed in the appendix to this earnings release, was $21.6 million, or $1.08 diluted earnings per share, for the three months ended June 30, 2021 as compared to $18.7 million, or $0.93 diluted earnings per share, for the three months ended March 31, 2021. There were no meaningful non-core income or expense items for the three months ended June 30, 2020. Management believes the core net income measure is important in evaluating the Corporation’s performance on a more comparable basis between periods. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

“We are excited to report record results, with second quarter net income exceeding $20 million for the first time in the Corporation’s history,” commented Frank Leto, President and Chief Executive Officer, continuing, “The hard work and dedication of our employees combined with an improving economy are reflected in our results. Preparation for the pending merger with WSFS are ongoing as management and staff are working diligently to ensure a smooth transition as we await regulatory approval.” In addition to regulatory approval, the merger with WSFS is subject to certain closing conditions.

On July 22, 2021, the Board of Directors of the Corporation declared a quarterly dividend of $0.28 per share, payable September 1, 2021 to shareholders of record as of August 2, 2021.

SIGNIFICANT ITEMS OF NOTE

Results of Operations – Second Quarter 2021 Compared to First Quarter 2021

•Net income for the three months ended June 30, 2021 was $21.3 million, or $1.06 diluted earnings per share, as compared to $17.1 million, or $0.85 diluted earnings per share, for the three months ended March 31, 2021. Net interest income for the three months ended June 30, 2021 was $35.2 million, a $458 thousand increase as compared to the linked quarter. The provision for credit losses (the “Provision”), which includes the provision for credit losses on loans and leases, off-balance sheet credit exposures, and accrued interest receivable on COVID-19 deferrals, for the three months ended June 30, 2021 was a recovery of $6.6 million, as compared to a recovery of $5.2 million for the three months ended March 31, 2021. Total noninterest income increased $1.1 million, total noninterest expense decreased $2.2 million, and income tax expense increased $906 thousand for the three months ended June 30, 2021, as compared to the three months ended March 31, 2021.

•Net interest income for the three months ended June 30, 2021 was $35.2 million, a $458 thousand increase as compared to the linked quarter. Tax-equivalent net interest income for the three months ended June 30, 2021 was $35.3 million, a $454 thousand increase as compared to the linked quarter. Tax-equivalent net interest income for the second quarter of 2021 was positively impacted by the accretion of purchase accounting fair value marks of $882 thousand, an increase of $367 thousand as compared to $515 thousand for the linked quarter. Excluding the effects of these purchase accounting fair value marks, the adjusted tax-equivalent net interest income for the three months ended June 30, 2021 was $34.5 million, an increase of $87 thousand over the linked quarter. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

The tax-equivalent net interest margin was 3.17% for the three months ended June 30, 2021 as compared to 3.16% for the linked quarter. Adjusting for the impact of the accretion of purchase accounting fair value marks, the adjusted tax-equivalent net interest margin was 3.09% for the three months ended June 30, 2021 as compared to 3.11% for the linked quarter. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

The increase in tax-equivalent net interest income adjusted for purchase accounting was driven by a decrease of $474 thousand in interest expense on deposits partially offset by a decrease of $355 thousand in tax-equivalent interest and fees earned on loans and leases for the three months ended June 30, 2021 as compared to the linked quarter.

Interest expense on deposits for the three months ended June 30, 2021 decreased $466 thousand as compared to the linked quarter. The rate paid on average interest-bearing deposits for the three months ended June 30, 2021 was 0.15%, a 7 basis point decrease as compared to the linked quarter. Average interest-bearing deposits for the three months ended June 30, 2021 decreased $92.7 million as compared to the linked quarter.

Tax-equivalent interest and fees earned on loans and leases for the three months ended June 30, 2021 decreased $56 thousand as compared to the linked quarter. The tax-equivalent yield on average loans and leases for the three months ended June 30, 2021 was 3.86%, a decrease of 4 basis points as compared to the linked quarter. Average loans and leases increased $4.3 million for the three months ended June 30, 2021 as compared to the linked quarter.

•Noninterest income of $21.0 million for the three months ended June 30, 2021 increased $1.1 million as compared to the linked quarter. The increase was primarily driven by increases of $1.2 million and $275 thousand in fees for wealth management services and net gain on sale of loans, respectively, partially offset by decreases of $306 thousand and $215 thousand in capital markets revenue and insurance commissions, respectively.

•Noninterest expense of $35.5 million for the three months ended June 30, 2021 decreased $2.2 million as compared to the linked quarter. The decrease was primarily driven by a decrease of $1.4 million in due diligence and merger-related expenses related to the pending merger with WSFS coupled with decreases of $463 thousand, $385 thousand, and $263 thousand in employee benefits, other operating expenses, and occupancy and bank premises expense, respectively.

•A recovery of Provision of $6.6 million was recorded for the three months ended June 30, 2021 as compared to a recovery of Provision of $5.2 million for the three months ended March 31, 2021. The recovery of Provision of $6.6 million for the three months ended June 30, 2021 was primarily comprised of a $6.0 million recovery of provision for credit losses on loans and leases and a $570 thousand recovery of provision for credit losses on off-balance sheet credit exposures. The difference in Provision between the two periods was driven by changes in current and forward-looking economic assumptions included in the estimation of expected credit losses on loans and leases as of June 30, 2021 as compared to March 31, 2021. Net loan and lease charge-offs for the second quarter of 2021 totaled $2.4 million, an increase of $1.7 million as compared to $642 thousand for the first quarter of 2021.

•The effective tax rate for the second quarter of 2021 decreased to 21.92% as compared to 22.93% for the first quarter of 2021. The decrease in effective tax rate was primarily due to $323 thousand in discrete tax items related to non-deductible merger-related expenses recognized in the first quarter of 2021 as compared to $47 thousand recognized in the second quarter of 2021.

Results of Operations – Second Quarter 2021 Compared to Second Quarter 2020

•Net income for the three months ended June 30, 2021 was $21.3 million, or $1.06 diluted earnings per share, as compared to $15.0 million, or $0.75 diluted earnings per share, for the three months ended June 30, 2020. Net interest income for the three months ended June 30, 2021 was $35.2 million, a decrease of $2.1 million as compared to the same period in 2020. A recovery of Provision of $6.6 million was recorded for the three months ended June 30, 2021 as compared to a Provision of $3.4 million for the three months ended June 30, 2020, a difference of $10.0 million. The difference in Provision between the two periods was driven by the current and forward-looking economic impacts of the COVID-19 pandemic included in the estimation of expected credit losses on loans and leases as of June 30, 2021 as compared to June 30, 2020. Total noninterest income increased $400 thousand, total noninterest expense decreased $36 thousand, and income tax expense increased $2.0 million for the three months ended June 30, 2021 as compared to the three months ended June 30, 2020.

•Net interest income for the three months ended June 30, 2021 was $35.2 million, a decrease of $2.1 million as compared to the same period in 2020. Tax-equivalent net interest income for the three months ended June 30, 2021 was $35.3 million, a decrease of $2.1 million as compared to the same period in 2020. Tax-equivalent net interest income for the second quarter of 2021 was positively impacted by the accretion of purchase accounting fair value marks of $882 thousand as compared to $1.0 million for the same period in 2020. Excluding the effects of these purchase accounting fair value marks, the adjusted tax-equivalent net interest income for the three months ended June 30, 2021 was $34.5 million, a decrease of $2.0 million as compared to the same period in 2020. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

The tax-equivalent net interest margin was 3.17% for the three months ended June 30, 2021 as compared to 3.22% for the same period in 2020. Adjusting for the impacts of the accretion of purchase accounting fair value marks, the adjusted tax-equivalent net interest margin was 3.09% for the three months ended June 30, 2021 as compared to 3.13% for the same period in 2020. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

The decrease in tax-equivalent net interest income adjusted for purchase accounting was driven by a decrease of $6.0 million in tax-equivalent interest and fees earned on loans and leases, partially offset by decreases of $3.6 million and $227 thousand in interest paid on deposits and interest expense on short-term borrowings, respectively, and an increase of $128 thousand in tax-equivalent interest income on available for sale investment securities for the three months ended June 30, 2021 as compared to the same period in 2020.

Tax-equivalent interest and fees earned on loans and leases for the three months ended June 30, 2021 decreased $6.0 million as compared to the same period in 2020. The tax-equivalent yield on average loans and leases for the three months ended June 30, 2021 was 3.86%, a 30 basis point decrease as compared to the same period in 2020. Average loans and leases decreased $328.6 million for the three months ended June 30, 2021 as compared to the same period in 2020.

Interest expense on deposits for the three months ended June 30, 2021 decreased $3.5 million as compared to the same period in 2020. The rate paid on average interest-bearing deposits for the three months ended June 30, 2021 was 0.15%, a 46 basis point decrease as compared to the same period in 2020. Average interest-bearing deposits for the three months ended June 30, 2021 decreased $448.8 million as compared to the same period in 2020.

Interest expense on short-term borrowings for the three months ended June 30, 2021 decreased $227 thousand as compared to the same period in 2020. The decrease was primarily due to a $116.9 million decrease in average short-term borrowings for the three months ended June 30, 2021 as compared to the same period in 2020, coupled with a 58 basis point decrease in the rate paid for the three months ended June 30, 2021 as compared to the same period in 2020.

Tax-equivalent interest income on available for sale investment securities for the three months ended June 30, 2021 increased $128 thousand as compared to the same period in 2020. The tax-equivalent yield on average available for sale investment securities for the three months ended June 30, 2021 was 1.58%, a 58 basis point decrease as compared to the same period in 2020. Average available for sale investment securities increased $223.0 million for the three months ended June 30, 2021 as compared to the same period in 2020.

•Noninterest income of $21.0 million for the three months ended June 30, 2021 increased $400 thousand as compared to the same period in 2020. The increase was driven by a $5.0 million increase in fees for wealth management services partially offset by decreases of $2.6 million and $1.7 million in net gain on sale of loans and capital markets revenue, respectively. The increase in fees for wealth management services was driven by the lack of non-recurring costs associated with the wind-down of BMT Investment Advisers, which had a $2.2 million impact on fees for wealth management services in the second quarter of 2020, as well as the $3.62 billion increase in wealth assets under management, administration, supervision and brokerage (“wealth assets”) between June 30, 2021 and June 30, 2020. The decrease in net gain on sale of loans was driven by a $2.4 million gain on the sale of approximately $292.1 million of PPP loans in the second quarter of 2020.

•Noninterest expense of $35.5 million for the three months ended June 30, 2021 decreased $36 thousand as compared to the same period in 2020. Decreases of $506 thousand, $404 thousand, and $226 thousand in other operating expenses, occupancy and bank premises expense, and salaries and wages, respectively, were partially offset by increases of $602 thousand, $266 thousand, and $217 thousand in Pennsylvania bank shares tax expense, merger-related expenses, and advertising expenses, respectively.

•A recovery of Provision of $6.6 million was recorded for the three months ended June 30, 2021 as compared to a Provision of $3.4 million for the three months ended June 30, 2020, a decrease of $10.0 million. The difference in Provision between the two periods was driven by changes in the current and forward-looking economic impacts of the COVID-19 pandemic included in the estimation of expected credit losses on loans and leases as of June 30, 2021 as compared to June 30, 2020. Net loan and lease charge-offs for the second quarter of 2021 totaled $2.4 million, a decrease of $1.0 million as compared to $3.4 million for the second quarter in 2020.

•The effective tax rate for the second quarter of 2021 increased to 21.92% as compared to 21.09% for the second quarter of 2020.

Financial Condition – June 30, 2021 Compared to December 31, 2020

•Total assets as of June 30, 2021 were $4.96 billion, a decrease of $473.3 million from December 31, 2020. The decrease was primarily driven by a $446.2 million decrease in available for sale investment securities.

•Available for sale investment securities as of June 30, 2021 totaled $728.7 million, a decrease of $446.2 million from December 31, 2020. The decrease was primarily due to the maturing, in January 2021, of $500.0 million of short-term U.S. Treasury securities included on the balance sheet as of December 31, 2020, partially offset by increases of $28.7 million and $23.6 million of mortgage-backed securities and U.S. Government and agency securities, respectively.

•Total portfolio loans and leases of $3.62 billion as of June 30, 2021 decreased $11.0 million as compared to December 31, 2020. Increases of $51.7 million and $43.1 million in commercial and industrial loans and construction loans, respectively, were partially offset by decreases of $41.8 million, $25.0 million, $17.6 million and $15.9 million in residential mortgage 1st liens, owner-occupied commercial mortgages, home equity lines of credit, and nonowner-occupied commercial mortgages, respectively.

As of the date of this earnings release, 9 consumer loans and leases in the amount of $1.2 million and 19 commercial loans in the amount of $31.1 million are within a deferral period under the Bank's COVID-19 related modification programs. Of those commercial loans within a deferral period, $29.2 million, or 94.0% of deferred commercial loans, continue to make interest-only payments.

•The ACL on loans and leases was $39.2 million as of June 30, 2021 as compared to an ACL on loans and leases of $53.7 million as of December 31, 2020, a decrease of $14.5 million. The difference in ACL on loans and leases between the two periods was driven by the current and forward-looking economic impacts of the COVID-19 pandemic, as well as projected prepayments, included in the estimation of expected credit losses on loans and leases as of June 30, 2021 as compared to December 31, 2020.

•Deposits of $3.96 billion as of June 30, 2021 decreased $416.5 million from December 31, 2020. The decrease was primarily driven by decreases of $217.1 million, $202.0 million, $60.6 million, and $29.9 million in interest-bearing demand accounts, wholesale non-maturity deposits, retail time deposits, and wholesale time deposits, respectively, offset by increases of $66.8 million, $19.6 million, and $6.7 million in noninterest-bearing deposits, money market accounts, and savings accounts, respectively. The decrease in wholesale non-maturity deposits was primarily due to a decrease of approximately $200.0 million of wholesale deposits in the first quarter of 2021, which was used to partially fund the purchase of $500.0 million of short-term U.S. Treasury securities included on the balance sheet as of December 31, 2020. The decrease in interest-bearing demand deposits was primarily driven by management's active management of excess liquidity in this current interest rate environment.

•Borrowings of $182.5 million as of June 30, 2021, which include short-term borrowings, long-term FHLB advances, subordinated notes and junior subordinated debentures, decreased $50.4 million from December 31, 2020, primarily due to a decrease of $50.6 million in short-term borrowings.

•Wealth assets totaled $20.63 billion as of June 30, 2021, an increase of $1.65 billion from December 31, 2020. As of June 30, 2021, wealth assets consisted of $13.02 billion of wealth assets where fees are set at fixed amounts, an increase of $1.16 billion from December 31, 2020, and $7.61 billion of wealth assets where fees are predominantly determined based on the market value of the assets held in their accounts, an increase of $492.7 million from December 31, 2020.

•The capital ratios for the Bank and the Corporation, as of June 30, 2021, as shown in the attached tables, indicate regulatory capital levels in excess of the regulatory minimums and the levels necessary for the Bank to be considered “well capitalized.” In September 2020, the U.S. banking agencies issued a final rule that provides banking organizations with an alternative option to delay for two years an estimate of CECL’s effect on regulatory capital, relative to the incurred loss methodology’s effect on regulatory capital, followed by a three-year transition period. This final rule is consistent with the interim final rule issued by the U.S. banking agencies in March 2020. The current and prior quarter ratios reflect the Corporation's election of the five-year transition provision.

FORWARD LOOKING STATEMENTS AND SAFE HARBOR

This communication contains statements which, to the extent that they are not recitations of historical fact, may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “believe,” “intend,” “expect,” “anticipate,” “strategy,” “plan,” “estimate,” “approximately,” “target,” “project,” “propose,” “possible,” “potential,” “should” and similar expressions, among others, generally identify forward-looking statements. Such forward-looking statements are based on various assumptions (many of which are beyond the control of the Corporation) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to, the possibility that the proposed transaction with WSFS does not close when expected or at all because required regulatory or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; the delay in or failure to close for any other reason; the outcome of any legal proceedings that may be instituted against the Corporation; the occurrence of any event, change or other circumstance that could give rise to the right of one or both parties to terminate the merger agreement providing for the merger; the risk that the businesses of WSFS and the Corporation will not be integrated successfully; the possibility that the cost savings and any synergies or other anticipated benefits from the proposed transaction may not be fully realized or may take longer to realize than expected; disruption from the proposed transaction making it more difficult to maintain relationships with employees, customers or other parties with whom the Corporation has business relationships; diversion of management time on merger-related issues; the reaction to the proposed transaction of our customers, employees and counterparties; uncertainty as to the extent of the duration, scope, and impacts of the COVID-19 pandemic; and other factors, many of which are beyond the control of the Corporation. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Corporation's Annual Report on Form 10-K for the year ended December 31, 2020 and any updates to those risk factors set forth in the Corporation’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings, which have been filed by the Corporation with the SEC and are available on the SEC’s website at www.sec.gov. All forward-looking statements, expressed or implied, included herein are expressly qualified in their entirety by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Corporation or its businesses or operations. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date on which they are made. The Corporation undertakes no obligation, and specifically declines any obligation, to revise or update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as specifically required by law.

# # # #

Bryn Mawr Bank Corporation
Summary Financial Information (unaudited)
(dollars in thousands, except per share data)

	As of or For the Three Months Ended					For the Six Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	June 30, 2021	June 30, 2020
Consolidated Balance Sheet (selected items)
Interest-bearing deposits with banks	$103,070	$37,089	$85,026	$241,763	$448,113
Investment securities	749,536	761,877	1,198,346	584,529	550,974
Loans held for sale	653	3,210	6,000	4,574	4,116
Portfolio loans and leases	3,617,411	3,633,235	3,628,411	3,676,684	3,722,165
Allowance for credit losses ("ACL") on loans and leases	(39,163)	(47,562)	(53,709)	(56,428)	(54,974)
Goodwill and other intangible assets	197,903	198,738	199,576	200,445	201,315
Total assets	4,958,700	4,914,508	5,432,022	5,046,939	5,271,311
Deposits - interest-bearing	2,491,102	2,537,534	2,974,411	2,783,188	3,026,152
Deposits - non-interest-bearing	1,468,643	1,364,716	1,401,843	1,230,391	1,217,496
Short-term borrowings	21,553	60,027	72,161	23,456	28,891
Long-term FHLB advances	39,976	39,941	39,906	44,872	44,837
Subordinated notes	98,973	98,928	98,883	98,839	98,794
Jr. subordinated debentures	22,030	21,983	21,935	21,889	21,843
Total liabilities	4,314,688	4,291,412	4,809,700	4,434,322	4,667,637
Total shareholders' equity	644,012	623,096	622,322	612,617	603,674
Average Balance Sheet (selected items)
Interest-bearing deposits with banks	86,383	110,972	245,904	336,225	195,966	98,610	123,148
Investment securities	766,574	760,625	701,258	574,094	542,321	763,616	542,598
Loans held for sale	1,008	1,203	2,836	4,393	3,805	1,105	3,062
Portfolio loans and leases	3,610,471	3,606,011	3,654,736	3,697,102	3,936,227	3,608,253	3,836,146
Total interest-earning assets	4,464,436	4,478,811	4,604,734	4,611,814	4,678,319	4,471,584	4,504,954
Goodwill and intangible assets	198,356	199,208	200,060	200,931	201,823	198,780	202,292
Total assets	4,937,707	4,968,542	5,124,702	5,157,588	5,226,074	4,953,039	5,035,495
Deposits - interest-bearing	2,520,270	2,613,004	2,765,941	2,891,652	2,969,113	2,566,381	2,911,412
Short-term borrowings	19,935	32,020	29,130	29,913	136,816	25,944	138,700
Long-term FHLB advances	39,956	39,921	43,634	44,849	46,161	39,938	46,748
Subordinated notes	98,949	98,904	98,860	98,815	98,770	98,926	98,748
Jr. subordinated debentures	22,002	21,955	21,905	21,859	21,814	21,979	21,791
Total interest-bearing liabilities	2,701,112	2,805,804	2,959,470	3,087,088	3,272,674	2,753,168	3,217,399
Total liabilities	4,305,637	4,343,552	4,507,444	4,548,395	4,625,511	4,324,489	4,427,708
Total shareholders' equity	632,070	624,990	617,258	609,193	600,563	628,550	607,787

Bryn Mawr Bank Corporation
Summary Financial Information (unaudited)
(dollars in thousands, except per share data)

	As of or For the Three Months Ended					For the Six Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	June 30, 2021	June 30, 2020
Income Statement
Net interest income	$35,239	$34,781	$35,037	$35,032	$37,385	$70,020	$73,718
(Recovery of) provision for credit losses	(6,581)	(5,246)	(1,209)	4,101	3,435	(11,827)	38,785
Noninterest income	20,966	19,841	22,006	21,099	20,566	40,807	38,866
Noninterest expense	35,467	37,703	38,624	35,197	35,503	73,170	68,906
Income tax expense	5,988	5,082	4,094	3,709	4,010	11,070	1,053
Net income	21,331	17,083	15,534	13,124	15,003	38,414	3,840
Net loss attributable to noncontrolling interest	(11)	—	(3)	(40)	(32)	(11)	(32)
Net income attributable to Bryn Mawr Bank Corporation	21,342	17,083	15,537	13,164	15,035	38,425	3,872
Basic earnings per share	1.07	0.86	0.78	0.66	0.75	1.93	0.19
Diluted earnings per share	1.06	0.85	0.78	0.66	0.75	1.92	0.19
Net income (core) (1)	21,599	18,707	15,518	13,164	15,399	40,306	4,236
Basic earnings per share (core) (1)	1.09	0.94	0.78	0.66	0.77	2.03	0.21
Diluted earnings per share (core) (1)	1.08	0.93	0.77	0.66	0.77	2.01	0.21
Dividends paid or accrued per share	0.27	0.27	0.27	0.27	0.26	0.54	0.52
Profitability Indicators
Return on average assets	1.73%	1.39%	1.21%	1.02%	1.16%	1.56%	0.15%
Return on average equity	13.54%	11.09%	10.01%	8.60%	10.07%	12.33%	1.28%
Return on tangible equity(1)	20.31%	16.87%	15.44%	13.47%	15.86%	18.62%	2.63%
Return on tangible equity (core)(1)	20.55%	18.42%	15.42%	13.47%	16.23%	19.50%	2.81%
Return on average assets (core)(1)	1.75%	1.53%	1.20%	1.02%	1.19%	1.64%	0.17%
Return on average equity (core)(1)	13.71%	12.14%	10.00%	8.60%	10.31%	12.93%	1.40%
Tax-equivalent net interest margin	3.17%	3.16%	3.04%	3.03%	3.22%	3.17%	3.30%
Efficiency ratio(1)	61.14%	64.48%	64.81%	61.16%	58.75%	62.79%	59.10%
Share Data
Closing share price	$42.19	$45.51	$30.60	$24.87	$27.66
Book value per common share	$32.40	$31.34	$31.18	$30.70	$30.29
Tangible book value per common share(1)	$22.48	$21.39	$21.22	$20.69	$20.23
Price / book value	130.22%	145.21%	98.14%	81.01%	91.32%
Price / tangible book value(1)	187.68%	212.76%	144.20%	120.20%	136.73%
Weighted average diluted shares outstanding	20,050,819	20,050,736	20,027,658	20,021,617	20,008,219	20,047,156	20,077,159
Shares outstanding, end of period	19,877,892	19,878,993	19,960,294	19,958,186	19,927,893
Wealth Management Information:
Wealth assets under mgmt, administration, supervision and brokerage (2)	$20,630,068	$20,059,371	$18,976,544	$17,244,307	$17,012,903
Fees for wealth management services	$14,031	$12,836	$12,588	$11,707	$9,069

Bryn Mawr Bank Corporation
Summary Financial Information (unaudited)
(dollars in thousands, except per share data)

	As of or For the Three Months Ended					For the Six Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	June 30, 2021	June 30, 2020
Capital Ratios(3)
Bryn Mawr Trust Company ("BMTC")
Tier I capital to risk weighted assets ("RWA")	12.50%	12.01%	11.53%	12.02%	11.68%
Total capital to RWA	13.41%	13.11%	12.75%	13.27%	12.93%
Tier I leverage ratio	9.96%	9.47%	8.79%	9.16%	8.75%
Tangible equity ratio (1)	9.89%	9.41%	8.27%	9.36%	8.67%
Common equity Tier I capital to RWA	12.50%	12.01%	11.53%	12.02%	11.68%

Bryn Mawr Bank Corporation ("BMBC")
Tier I capital to RWA	12.42%	12.08%	11.86%	11.48%	11.27%
Total capital to RWA	15.79%	15.65%	15.55%	15.19%	15.14%
Tier I leverage ratio	9.89%	9.53%	9.04%	8.75%	8.44%
Tangible equity ratio (1)	9.39%	9.02%	8.09%	8.52%	7.95%
Common equity Tier I capital to RWA	11.86%	11.52%	11.29%	10.92%	10.71%

Asset Quality Indicators
Net loan and lease charge-offs ("NCO"s)	$2,391	$642	$2,340	$2,187	$3,398	$3,033	$7,471

Loans and leases risk-rated Special Mention	$83,009	$74,595	$68,892	$48,267	$55,171
Total classified loans and leases	90,153	129,120	153,011	175,501	154,687
Total criticized loans and leases	$173,162	$203,715	$221,903	$223,768	$209,858

Nonperforming loans and leases ("NPL"s)	$10,665	$5,197	$5,306	$8,597	$8,418
Other real estate owned ("OREO")	—	—	—	—	—
Total nonperforming assets ("NPA"s)	$10,665	$5,197	$5,306	$8,597	$8,418

Nonperforming loans and leases 30 or more days past due	$3,041	$1,903	$2,001	$4,153	$3,223
Performing loans and leases 30 to 89 days past due	3,168	5,396	10,847	9,351	10,022
Performing loans and leases 90 or more days past due	—	—	—	—	—
Total delinquent loans and leases	$6,209	$7,299	$12,848	$13,504	$13,245

Delinquent loans and leases to total loans and leases	0.17%	0.20%	0.35%	0.37%	0.36%
Delinquent performing loans and leases to total loans and leases	0.09%	0.15%	0.30%	0.25%	0.27%
NCOs / average loans and leases (annualized)	0.27%	0.07%	0.25%	0.24%	0.35%	0.17%	0.39%
NPLs / total portfolio loans and leases	0.29%	0.14%	0.15%	0.23%	0.23%
NPAs / total loans and leases and OREO	0.29%	0.14%	0.15%	0.23%	0.23%
NPAs / total assets	0.22%	0.11%	0.10%	0.17%	0.16%
ACL / NPLs	367.21%	915.18%	1,012.23%	656.37%	653.05%
ACL / classified loans and leases	43.44%	36.84%	35.10%	32.15%	35.54%
ACL / criticized loans and leases	22.62%	23.35%	24.20%	25.22%	26.20%
ACL / portfolio loans	1.08%	1.31%	1.48%	1.53%	1.48%
ACL for originated loans and leases / Originated loans and leases (1)	1.10%	1.33%	1.50%	1.56%	1.51%
(Total ACL + Loan mark) / Total Gross portfolio loans and leases (1)	1.21%	1.46%	1.65%	1.73%	1.69%

Troubled debt restructurings ("TDR"s) included in NPLs	$893	$1,480	$1,737	$1,393	$1,792
TDRs in compliance with modified terms	5,629	6,967	7,046	8,590	10,013
Total TDRs	$6,522	$8,447	$8,783	$9,983	$11,805
(1)Non-GAAP measure - see Appendix for Non-GAAP to GAAP reconciliation.
(2)Brokerage assets represent assets held at a registered broker dealer under a clearing agreement.
(3)Capital Ratios for the current quarter are to be considered preliminary until the Call Reports are filed. Beginning with the March 31, 2020 call report, the capital ratios reflect the Corporation’s election of a five-year transition provision to delay for two years the full impact of CECL on regulatory capital, followed by a three-year transition period.

Bryn Mawr Bank Corporation
Detailed Balance Sheets (unaudited)
(dollars in thousands)

	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Assets
Cash and due from banks	$10,829	$10,311	$11,287	$15,670	$16,408
Interest-bearing deposits with banks	103,070	37,089	85,026	241,763	448,113
Cash and cash equivalents	113,899	47,400	96,313	257,433	464,521
Investment securities, available for sale	728,738	738,974	1,174,964	564,774	530,581
Investment securities, held to maturity	12,532	14,126	14,759	11,725	12,592
Investment securities, trading	8,266	8,777	8,623	8,030	7,801
Loans held for sale	653	3,210	6,000	4,574	4,116
Portfolio loans and leases, originated	3,414,256	3,405,128	3,380,727	3,396,068	3,422,890
Portfolio loans and leases, acquired	203,155	228,107	247,684	280,616	299,275
Total portfolio loans and leases	3,617,411	3,633,235	3,628,411	3,676,684	3,722,165
Less: Allowance for credit losses on originated loans and leases	(37,590)	(45,285)	(50,783)	(52,968)	(51,659)
Less: Allowance for credit losses on acquired loans and leases	(1,573)	(2,277)	(2,926)	(3,460)	(3,315)
Total allowance for credit losses on loans and lease	(39,163)	(47,562)	(53,709)	(56,428)	(54,974)
Net portfolio loans and leases	3,578,248	3,585,673	3,574,702	3,620,256	3,667,191
Premises and equipment	54,178	55,510	56,662	60,369	61,778
Operating lease right-of-use assets	33,759	33,848	34,601	38,536	39,348
Accrued interest receivable	13,519	15,058	15,440	16,609	15,577
Mortgage servicing rights	2,173	2,493	2,626	2,881	3,440
Bank owned life insurance	60,993	60,721	60,393	60,072	59,728
Federal Home Loan Bank ("FHLB") stock	4,332	5,986	12,666	4,506	4,506
Goodwill	184,012	184,012	184,012	184,012	184,012
Intangible assets	13,891	14,726	15,564	16,433	17,303
Other investments	18,206	17,811	17,742	17,129	17,055
Other assets	131,301	126,183	156,955	179,600	181,762
Total assets	$4,958,700	$4,914,508	$5,432,022	$5,046,939	$5,271,311

Liabilities
Deposits
Noninterest-bearing	$1,468,643	$1,364,716	$1,401,843	$1,230,391	$1,217,496
Interest-bearing	2,491,102	2,537,534	2,974,411	2,783,188	3,026,152
Total deposits	3,959,745	3,902,250	4,376,254	4,013,579	4,243,648
Short-term borrowings	21,553	60,027	72,161	23,456	28,891
Long-term FHLB advances	39,976	39,941	39,906	44,872	44,837
Subordinated notes	98,973	98,928	98,883	98,839	98,794
Jr. subordinated debentures	22,030	21,983	21,935	21,889	21,843
Operating lease liabilities	39,400	39,543	40,284	42,895	43,693
Accrued interest payable	5,393	6,358	6,277	7,984	7,907
Other liabilities	127,618	122,382	154,000	180,808	178,024
Total liabilities	4,314,688	4,291,412	4,809,700	4,434,322	4,667,637

Shareholders' equity
Common stock	24,715	24,715	24,714	24,710	24,662
Paid-in capital in excess of par value	382,655	382,202	381,653	380,770	380,167
Less: common stock held in treasury, at cost	(91,825)	(91,774)	(89,164)	(89,100)	(88,612)
Accumulated other comprehensive income, net of tax	4,798	154	8,948	10,139	9,019
Retained earnings	324,450	308,569	296,941	286,865	279,165
Total Bryn Mawr Bank Corporation shareholders' equity	644,793	623,866	623,092	613,384	604,401
Noncontrolling interest	(781)	(770)	(770)	(767)	(727)
Total shareholders' equity	644,012	623,096	622,322	612,617	603,674
Total liabilities and shareholders' equity	$4,958,700	$4,914,508	$5,432,022	$5,046,939	$5,271,311

Bryn Mawr Bank Corporation
Supplemental Balance Sheet Information (unaudited)
(dollars in thousands)

	Portfolio Loans and Leases as of
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Commercial real estate - nonowner-occupied	$1,419,626	$1,408,240	$1,435,575	$1,382,757	$1,375,904
Commercial real estate - owner-occupied	553,464	578,747	578,509	568,219	542,688
Home equity lines of credit	151,692	157,418	169,337	179,125	194,767
Residential mortgage - 1st liens	579,657	602,584	621,369	660,923	695,270
Residential mortgage - junior liens	25,534	27,400	23,795	26,150	33,644
Construction	204,358	187,472	161,308	186,415	212,374
Total real estate loans	2,934,331	2,961,861	2,989,893	3,003,589	3,054,647
Commercial & Industrial	498,097	486,824	446,438	465,315	457,529
Consumer	44,814	39,226	39,683	47,043	43,762
Leases	140,169	145,324	152,397	160,737	166,227
Total non-real estate loans and leases	683,080	671,374	638,518	673,095	667,518
Total portfolio loans and leases	$3,617,411	$3,633,235	$3,628,411	$3,676,684	$3,722,165

	Nonperforming Loans and Leases as of
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Commercial real estate - nonowner-occupied	$396	$56	$57	$849	$245
Commercial real estate - owner-occupied	1,057	1,355	1,659	3,597	4,046
Home equity lines of credit	945	532	729	890	915
Residential mortgage - 1st liens	4,072	645	99	862	912
Residential mortgage - junior liens	181	184	85	50	72
Construction	216	—	—	—	—
Total nonperforming real estate loans	6,867	2,772	2,629	6,248	6,190
Commercial & Industrial	3,049	1,490	1,775	1,784	1,973
Consumer	24	40	30	31	36
Leases	725	895	872	534	219
Total nonperforming non-real estate loans and leases	3,798	2,425	2,677	2,349	2,228
Total nonperforming portfolio loans and leases	$10,665	$5,197	$5,306	$8,597	$8,418

	Net Loan and Lease Charge-Offs (Recoveries) for the Three Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Commercial real estate - nonowner-occupied	$—	$—	$240	$(2)	$(4)
Commercial real estate - owner-occupied	(470)	189	382	494	1,234
Home equity lines of credit	46	—	—	—	(4)
Residential mortgage - 1st liens	23	1	—	(13)	420
Residential mortgage - junior liens	—	—	—	—	—
Construction	115	(1)	(1)	(1)	(1)
Total net charge-offs of real estate loans	(286)	189	621	478	1,645
Commercial & Industrial	2,323	(54)	897	1,522	499
Consumer	145	107	409	134	238
Leases	209	400	413	53	1,016
Total net charge-offs of non-real estate loans and leases	2,677	453	1,719	1,709	1,753
Total net charge-offs	$2,391	$642	$2,340	$2,187	$3,398

Bryn Mawr Bank Corporation
Supplemental Balance Sheet Information (unaudited)
(dollars in thousands)

	Investment Securities Available for Sale, at Fair Value
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
U.S. Treasury securities	$100	$100	$500,100	$100	$100
Obligations of the U.S. Government and agencies	116,701	110,413	93,098	90,928	114,149
State & political subdivisions - tax-free	2,168	2,168	2,171	3,178	4,583
Mortgage-backed securities	482,585	497,328	453,857	431,822	377,204
Collateralized mortgage obligations	15,145	17,073	19,263	22,253	25,873
Collateralized loan obligations	99,635	99,666	94,404	6,500	—
Corporate bonds	11,754	11,576	11,421	9,343	8,022
Other debt securities	650	650	650	650	650
Total investment securities available for sale, at fair value	$728,738	$738,974	$1,174,964	$564,774	$530,581

	Unrealized Gain (Loss) on Investment Securities Available for Sale
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
U.S. Treasury securities	$—	$—	$5	$—	$—
Obligations of the U.S. Government and agencies	(842)	(2,597)	649	995	1,103
State & political subdivisions - tax-free	12	16	22	27	30
Mortgage-backed securities	8,432	8,957	12,282	12,901	11,683
Collateralized mortgage obligations	458	522	583	662	702
Collateralized loan obligations	120	151	(96)	—	—
Corporate bonds	754	576	421	343	22
Total unrealized gains on investment securities available for sale	$8,934	$7,625	$13,866	$14,928	$13,540

	Deposits
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Interest-bearing deposits:
Interest-bearing demand	$668,664	$671,854	$885,802	$815,561	$910,441
Money market	1,183,252	1,201,115	1,163,620	1,199,429	1,239,523
Savings	289,108	286,124	282,406	245,167	249,636
Retail time deposits	270,926	301,702	331,527	366,245	400,186
Wholesale non-maturity deposits	73,011	70,605	275,011	77,356	146,463
Wholesale time deposits	6,141	6,134	36,045	79,430	79,903
Total interest-bearing deposits	2,491,102	2,537,534	2,974,411	2,783,188	3,026,152
Noninterest-bearing deposits	1,468,643	1,364,716	1,401,843	1,230,391	1,217,496
Total deposits	$3,959,745	$3,902,250	$4,376,254	$4,013,579	$4,243,648

Bryn Mawr Bank Corporation
Detailed Income Statements (unaudited)
(dollars in thousands, except per share data)

	For the Three Months Ended					For the Six Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	June 30, 2021	June 30, 2020
Interest income:
Interest and fees on loans and leases	$34,638	$34,578	$35,632	$36,799	$40,690	$69,216	$83,485
Interest on cash and cash equivalents	16	22	62	85	37	38	148
Interest on investment securities	2,996	3,050	2,717	2,658	2,894	6,046	6,095
Total interest income	37,650	37,650	38,411	39,542	43,621	75,300	89,728
Interest expense:
Interest on deposits	958	1,424	1,891	2,967	4,476	2,382	12,113
Interest on short-term borrowings	5	10	9	8	232	15	685
Interest on FHLB advances	205	203	226	234	155	408	399
Interest on jr. subordinated debentures	199	198	205	207	229	397	524
Interest on subordinated notes	1,044	1,034	1,043	1,094	1,144	2,078	2,289
Total interest expense	2,411	2,869	3,374	4,510	6,236	5,280	16,010
Net interest income	35,239	34,781	35,037	35,032	37,385	70,020	73,718
(Recovery of) provision for credit losses ("PCL")	(6,581)	(5,246)	(1,209)	4,101	3,435	(11,827)	38,785
Net interest income after PCL	41,820	40,027	36,246	30,931	33,950	81,847	34,933
Noninterest income:
Fees for wealth management services	14,031	12,836	12,588	11,707	9,069	26,867	20,237
Insurance commissions	1,249	1,464	1,393	1,682	1,303	2,713	2,836
Capital markets revenue	1,290	1,596	841	3,314	2,975	2,886	5,336
Service charges on deposits	733	696	756	663	603	1,429	1,449
Loan servicing and other fees	397	304	360	373	452	701	913
Net gain on sale of loans	525	250	842	1,021	3,134	775	3,916
Net gain on sale of long-lived assets	—	6	2,297	—	—	6	—
Net gain (loss) on sale of other real estate owned	—	—	—	—	—	—	148
Dividends on FHLB and FRB stocks	239	222	337	127	243	461	687
Other operating income	2,502	2,467	2,592	2,212	2,787	4,969	3,344
Total noninterest income	20,966	19,841	22,006	21,099	20,566	40,807	38,866
Noninterest expense:
Salaries and wages	16,700	16,830	17,730	17,201	16,926	33,530	33,915
Employee benefits	3,224	3,687	2,858	3,026	3,221	6,911	6,721
Occupancy and bank premises	2,629	2,892	3,624	3,055	3,033	5,521	6,048
Furniture, fixtures and equipment	2,188	2,242	2,400	2,481	2,120	4,430	4,551
Impairment of long-lived assets	—	—	1,605	—	—	—	—
Advertising	413	176	554	458	196	589	597
Amortization of intangible assets	835	838	869	870	910	1,673	1,828
Due diligence, merger-related and merger integration expenses	266	1,646	—	—	—	1,912	—
Professional fees	1,629	1,433	1,767	1,718	1,575	3,062	2,943
Pennsylvania bank shares tax	718	749	(339)	115	116	1,467	232
Data processing	1,444	1,404	1,501	1,403	1,479	2,848	2,873
Other operating expenses	5,421	5,806	6,055	4,870	5,927	11,227	9,198
Total noninterest expense	35,467	37,703	38,624	35,197	35,503	73,170	68,906
Income before income taxes	27,319	22,165	19,628	16,833	19,013	49,484	4,893
Income tax expense	5,988	5,082	4,094	3,709	4,010	11,070	1,053
Net income	$21,331	$17,083	$15,534	$13,124	$15,003	$38,414	$3,840
Net loss attributable to noncontrolling interest	(11)	—	(3)	(40)	(32)	(11)	(32)
Net income attributable to Bryn Mawr Bank Corporation	$21,342	$17,083	$15,537	$13,164	$15,035	$38,425	$3,872

Per share data:
Weighted average shares outstanding	19,878,981	19,907,873	19,958,567	19,945,634	19,926,737	19,893,347	19,989,948
Dilutive common shares	171,838	142,863	69,091	75,983	81,482	153,809	87,211
Weighted average diluted shares	20,050,819	20,050,736	20,027,658	20,021,617	20,008,219	20,047,156	20,077,159
Basic earnings per common share	$1.07	$0.86	$0.78	$0.66	$0.75	$1.93	$0.19
Diluted earnings per common share	$1.06	$0.85	$0.78	$0.66	$0.75	$1.92	$0.19
Dividends paid or accrued per share	$0.27	$0.27	$0.27	$0.27	$0.26	$0.54	$0.52
Effective tax rate	21.92%	22.93%	20.86%	22.03%	21.09%	22.37%	21.52%

Bryn Mawr Bank Corporation
Tax-Equivalent Net Interest Margin (unaudited)
(dollars in thousands, except per share data)

	For the Three Months Ended															For the Six Months Ended
	June 30, 2021			March 31, 2021			December 31, 2020			September 30, 2020			June 30, 2020			June 30, 2021			June 30, 2020
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid

Assets:
Interest-bearing deposits with other banks	$86,383	$16	0.07%	$110,972	$22	0.08%	$245,904	$62	0.10%	$336,225	$85	0.10%	$195,966	$37	0.08%	$98,610	$38	0.08%	$123,148	$148	0.24%
Investment securities - available for sale:
Taxable	742,212	2,915	1.58%	735,508	2,947	1.62%	675,642	2,561	1.51%	550,199	2,562	1.85%	516,823	2,775	2.16%	738,879	5,861	1.60%	516,534	5,840	2.27%
Tax-exempt	2,168	14	2.59%	2,170	14	2.62%	2,490	16	2.56%	3,690	23	2.48%	4,572	26	2.29%	2,169	28	2.60%	4,740	54	2.29%
Total investment securities - available for sale	744,380	2,929	1.58%	737,678	2,961	1.63%	678,132	2,577	1.51%	553,889	2,585	1.86%	521,395	2,801	2.16%	741,048	5,889	1.60%	521,274	5,894	2.27%

Investment securities - held to maturity	13,414	49	1.47%	14,329	73	2.07%	15,093	57	1.50%	12,248	57	1.85%	13,126	73	2.24%	13,869	123	1.79%	13,160	160	2.44%
Investment securities - trading	8,780	21	0.96%	8,618	19	0.89%	8,033	86	4.26%	7,957	21	1.05%	7,800	24	1.24%	8,699	40	0.93%	8,164	49	1.21%

Loans and leases *	3,611,479	34,730	3.86%	3,607,214	34,674	3.90%	3,657,572	35,734	3.89%	3,701,495	36,901	3.97%	3,940,032	40,779	4.16%	3,609,358	69,404	3.88%	3,839,208	83,677	4.38%

Total interest-earning assets	4,464,436	37,745	3.39%	4,478,811	37,749	3.42%	4,604,734	38,516	3.33%	4,611,814	39,649	3.42%	4,678,319	43,714	3.76%	4,471,584	75,494	3.40%	4,504,954	89,928	4.01%

Cash and due from banks	9,741			10,824			13,192			16,557			16,263			10,279			14,371
Less: allowance for loan and lease losses	(47,192)			(53,582)			(55,634)			(55,285)			(54,113)			(50,369)			(39,950)
Other assets	510,722			532,489			562,410			584,502			585,605			521,545			556,120

Total assets	$4,937,707			$4,968,542			$5,124,702			$5,157,588			$5,226,074			$4,953,039			$5,035,495

Liabilities:

Interest-bearing deposits:
Savings, NOW and market rate deposits	$2,154,206	$274	0.05%	$2,178,730	$374	0.07%	$2,285,807	$495	0.09%	$2,282,591	$1,042	0.18%	$2,313,150	$2,341	0.41%	$2,166,401	$648	0.06%	$2,255,215	$7,322	0.65%
Wholesale deposits	78,936	76	0.39%	117,710	257	0.89%	130,660	293	0.89%	223,527	465	0.83%	245,052	486	0.80%	98,215	333	0.68%	249,186	1,463	1.18%
Retail time deposits	287,128	608	0.85%	316,564	793	1.02%	349,474	1,103	1.26%	385,534	1,460	1.51%	410,911	1,649	1.61%	301,765	1,401	0.94%	407,011	3,328	1.64%
Total interest-bearing deposits	2,520,270	958	0.15%	2,613,004	1,424	0.22%	2,765,941	1,891	0.27%	2,891,652	2,967	0.41%	2,969,113	4,476	0.61%	2,566,381	2,382	0.19%	2,911,412	12,113	0.84%

Borrowings:
Short-term borrowings	19,935	5	0.10%	32,020	10	0.13%	29,130	9	0.12%	29,913	8	0.11%	136,816	232	0.68%	25,944	15	0.12%	138,700	685	0.99%
Long-term FHLB advances	39,956	205	2.06%	39,921	203	2.06%	43,634	226	2.06%	44,849	234	2.08%	46,161	155	1.35%	39,938	408	2.06%	46,748	399	1.72%
Subordinated notes	98,949	1,044	4.23%	98,904	1,034	4.24%	98,860	1,043	4.20%	98,815	1,094	4.40%	98,770	1,144	4.66%	98,926	2,078	4.24%	98,748	2,289	4.66%
Jr. subordinated debt	22,002	199	3.63%	21,955	198	3.66%	21,905	205	3.72%	21,859	207	3.77%	21,814	229	4.22%	21,979	397	3.64%	21,791	524	4.84%
Total borrowings	180,842	1,453	3.22%	192,800	1,445	3.04%	193,529	1,483	3.05%	195,436	1,543	3.14%	303,561	1,760	2.33%	186,787	2,898	3.13%	305,987	3,897	2.56%

Total interest-bearing liabilities	2,701,112	2,411	0.36%	2,805,804	2,869	0.41%	2,959,470	3,374	0.45%	3,087,088	4,510	0.58%	3,272,674	6,236	0.77%	2,753,168	5,280	0.39%	3,217,399	16,010	1.00%

Noninterest-bearing deposits	1,437,442			1,345,253			1,267,795			1,220,570			1,126,139			1,391,602			1,010,202
Other liabilities	167,083			192,495			280,179			240,737			226,698			179,719			200,107
Total noninterest-bearing liabilities	1,604,525			1,537,748			1,547,974			1,461,307			1,352,837			1,571,321			1,210,309

Total liabilities	4,305,637			4,343,552			4,507,444			4,548,395			4,625,511			4,324,489			4,427,708

Shareholders' equity	632,070			624,990			617,258			609,193			600,563			628,550			607,787

Total liabilities and shareholders' equity	$4,937,707			$4,968,542			$5,124,702			$5,157,588			$5,226,074			$4,953,039			$5,035,495

Net interest spread			3.03%			3.01%			2.88%			2.84%			2.99%			3.01%			3.01%
Effect of noninterest-bearing sources			0.14%			0.15%			0.16%			0.19%			0.23%			0.16%			0.29%

Tax-equivalent net interest margin		$35,334	3.17%		$34,880	3.16%		$35,142	3.04%		$35,139	3.03%		$37,478	3.22%		$70,214	3.17%		$73,918	3.30%

Tax-equivalent adjustment		$95	0.01%		$99	0.01%		$105	0.01%		$107	0.01%		$93	0.01%		$194	0.01%		$200	0.01%
* Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and leases balances.

Supplemental Information Regarding Accretion of Fair Value Marks

	For the Three Months Ended											For the Six Months Ended
	June 30, 2021			March 31, 2021		December 31, 2020		September 30, 2020		June 30, 2020		June 30, 2021		June 30, 2020
(dollars in thousands)	Interest	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate
Loans and leases	Income	$950	0.11%	$539	0.06%	$921	0.10%	$784	0.08%	$1,017	0.10%	$1,489	0.08%	$1,927	0.10%
Retail time deposits	Expense	(50)	(0.07)%	(58)	(0.07)%	(78)	(0.09)%	(96)	(0.10)%	(103)	(0.10)%	(108)	(0.07)%	(221)	(0.11)%
Long-term FHLB advances	Expense	70	0.70%	35	0.36%	35	0.32%	34	0.30%	35	0.30%	70	0.35%	69	0.30%
Jr. subordinated debt	Expense	48	0.88%	47	0.87%	46	0.84%	46	0.84%	45	0.83%	95	0.87%	90	0.83%
Net interest income from fair value marks		$882		$515		$918		$800		$1,040		$1,432		$1,989
Purchase accounting effect on tax-equivalent margin			0.08%		0.05%		0.08%		0.07%		0.09%		0.06%		0.09%

Bryn Mawr Bank Corporation
Appendix - Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Performance Measures (unaudited)
(dollars in thousands, except per share data)

Statement on Non-GAAP Measures: The Corporation believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Corporation. Management uses non-GAAP financial measures in its analysis of the Corporation’s performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	As of or For the Three Months Ended					As of or For the Six Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	June 30, 2021	June 30, 2020
Reconciliation of Net Income to Net Income (core):
Net income attributable to BMBC (a GAAP measure)	$21,342	$17,083	$15,537	$13,164	$15,035	$38,425	$3,872
Less: Tax-effected non-core noninterest income:
Gain on sale of PPP loans	—	—	—	—	(1,905)	—	(1,905)
BMT Investment Advisers wind-down costs	—	—	—	—	1,744	—	1,744
Gain on sale of buildings	—	—	(1,813)	—	—	—	—
Add: Tax-effected non-core noninterest expense items:
Due diligence, merger-related and merger integration expenses	257	1,624	—	—	—	1,881	—
BMT Investment Advisers wind-down costs	—	—	—	—	100	—	100
Severance associated with staff reduction	—	—	—	—	425	—	425
Gain on early lease termination	—	—	(107)	—	—	—	—
Impairment of long-lived assets	—	—	1,268	—	—	—	—
Disposal expense of premises and equipment	—	—	633	—	—	—	—
Net income (core) (a non-GAAP measure)	$21,599	$18,707	$15,518	$13,164	$15,399	$40,306	$4,236

Calculation of Basic and Diluted Earnings per Common Share (core):
Weighted average common shares outstanding	19,878,981	19,907,873	19,958,567	19,945,634	19,926,737	19,893,347	19,989,948
Dilutive common shares	171,838	142,863	69,091	75,983	81,482	153,809	87,211
Weighted average diluted shares	20,050,819	20,050,736	20,027,658	20,021,617	20,008,219	20,047,156	20,077,159
Basic earnings per common share (core) (a non-GAAP measure)	$1.09	$0.94	$0.78	$0.66	$0.77	$2.03	$0.21
Diluted earnings per common share (core) (a non-GAAP measure)	$1.08	$0.93	$0.77	$0.66	$0.77	$2.01	$0.21

Calculation of Return on Average Tangible Equity:
Net income attributable to BMBC (a GAAP measure)	$21,342	$17,083	$15,537	$13,164	$15,035	$38,425	$3,872
Add: Tax-effected amortization and impairment of intangible assets	660	662	687	687	719	1,322	1,444
Net tangible income (numerator)	$22,002	$17,745	$16,224	$13,851	$15,754	$39,747	$5,316

Average shareholders' equity	$632,070	$624,990	$617,258	$609,193	$600,563	$628,550	$607,787
Less: Average Noncontrolling interest	777	770	769	739	696	774	695
Less: Average goodwill and intangible assets	(198,356)	(199,208)	(200,060)	(200,931)	(201,823)	(198,780)	(202,292)
Net average tangible equity (denominator)	$434,491	$426,552	$417,967	$409,001	$399,436	$430,544	$406,190

Return on tangible equity (a non-GAAP measure)	20.31%	16.87%	15.44%	13.47%	15.86%	18.62%	2.63%

Calculation of Return on Average Tangible Equity (core):
Net income (core) (a non-GAAP measure)	$21,599	$18,707	$15,518	$13,164	$15,399	$40,306	$4,236
Add: Tax-effected amortization and impairment of intangible assets	660	662	687	687	719	1,322	1,444
Net tangible income (core) (numerator)	$22,259	$19,369	$16,205	$13,851	$16,118	$41,628	$5,680

Average shareholders' equity	$632,070	$624,990	$617,258	$609,193	$600,563	$628,550	$607,787
Less: Average Noncontrolling interest	777	770	769	739	696	774	695
Less: Average goodwill and intangible assets	(198,356)	(199,208)	(200,060)	(200,931)	(201,823)	(198,780)	(202,292)
Net average tangible equity (denominator)	$434,491	$426,552	$417,967	$409,001	$399,436	$430,544	$406,190

Return on tangible equity (core) (a non-GAAP measure)	20.55%	18.42%	15.42%	13.47%	16.23%	19.50%	2.81%

Bryn Mawr Bank Corporation
Appendix - Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Performance Measures (unaudited)
(dollars in thousands, except per share data)

Statement on Non-GAAP Measures: The Corporation believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Corporation. Management uses non-GAAP financial measures in its analysis of the Corporation’s performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	As of or For the Three Months Ended					As of or For the Six Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	June 30, 2021	June 30, 2020
Calculation of Tangible Equity Ratio (BMBC):
Total shareholders' equity	$644,012	$623,096	$622,322	$612,617	$603,674
Less: Noncontrolling interest	781	770	770	767	727
Less: Goodwill and intangible assets	(197,903)	(198,738)	(199,576)	(200,445)	(201,315)
Net tangible equity (numerator)	$446,890	$425,128	$423,516	$412,939	$403,086

Total assets	$4,958,700	$4,914,508	$5,432,022	$5,046,939	$5,271,311
Less: Goodwill and intangible assets	(197,903)	(198,738)	(199,576)	(200,445)	(201,315)
Tangible assets (denominator)	$4,760,797	$4,715,770	$5,232,446	$4,846,494	$5,069,996

Tangible equity ratio (BMBC)(1)	9.39%	9.02%	8.09%	8.52%	7.95%

Calculation of Tangible Equity Ratio (BMTC):
Total shareholders' equity	$667,405	$641,034	$630,880	$653,317	$639,711
Less: Noncontrolling interest	781	770	770	767	727
Less: Goodwill and intangible assets	(197,657)	(198,492)	(199,330)	(200,200)	(201,069)
Net tangible equity (numerator)	$470,529	$443,312	$432,320	$453,499	$439,369

Total assets	$4,954,878	$4,911,259	$5,428,909	$5,043,099	$5,267,536
Less: Goodwill and intangible assets	(197,657)	(198,492)	(199,330)	(200,200)	(201,069)
Tangible assets (denominator)	$4,757,221	$4,712,767	$5,229,579	$4,842,899	$5,066,467

Tangible equity ratio (BMTC)(1)	9.89%	9.41%	8.27%	9.36%	8.67%

Calculation of tangible book value per common share:
Total shareholders' equity	$644,012	$623,096	$622,322	$612,617	$603,674
Less: Noncontrolling interest	781	770	770	767	727
Less: Goodwill and intangible assets	(197,903)	(198,738)	(199,576)	(200,445)	(201,315)
Net tangible equity (numerator)	$446,890	$425,128	$423,516	$412,939	$403,086

Shares outstanding, end of period (denominator)	19,877,892	19,878,993	19,960,294	19,958,186	19,927,893

Tangible book value per common share (a non-GAAP measure)	$22.48	$21.39	$21.22	$20.69	$20.23

Calculation of price / tangible book value:
Closing share price	$42.19	$45.51	$30.60	$24.87	$27.66
Tangible book value per common share	$22.48	$21.39	$21.22	$20.69	$20.23
Price / tangible book value (a non-GAAP measure)	187.68%	212.76%	144.20%	120.20%	136.73%

(1) Capital Ratios for the current quarter are to be considered preliminary until the Call Reports are filed. Beginning with the March 31, 2020 call report, the capital ratios reflect the Corporation’s election of a five-year transition provision to delay for two years the full impact of CECL on regulatory capital, followed by a three-year transition period.

Statement on Non-GAAP Measures: The Corporation believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Corporation. Management uses non-GAAP financial measures in its analysis of the Corporation’s performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	As of or For the Three Months Ended					As of or For the Six Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	June 30, 2021	June 30, 2020
Calculation of Return on Average Assets (core)
Return on average assets (GAAP)	1.73%	1.39%	1.21%	1.02%	1.16%	1.56%	0.15%
Effect of adjustment to GAAP net income to core net income	0.02%	0.14%	(0.01)%	—%	0.03%	0.08%	0.02%
Return on average assets (core)	1.75%	1.53%	1.20%	1.02%	1.19%	1.64%	0.17%

Calculation of Return on Average Equity (core)
Return on average equity (GAAP)	13.54%	11.09%	10.01%	8.60%	10.07%	12.33%	1.28%
Effect of adjustment to GAAP net income to core net income	0.17%	1.05%	(0.01)%	—%	0.24%	0.60%	0.12%
Return on average equity (core)	13.71%	12.14%	10.00%	8.60%	10.31%	12.93%	1.40%

Calculation of Tax-equivalent net interest margin adjusting for the impact of purchase accounting
Tax-equivalent net interest margin	3.17%	3.16%	3.04%	3.03%	3.22%	3.17%	3.30%
Effect of fair value marks	0.08%	0.05%	0.08%	0.07%	0.09%	0.06%	0.09%
Tax-equivalent net interest margin adjusting for the impact of purchase accounting	3.09%	3.11%	2.96%	2.96%	3.13%	3.11%	3.21%

Calculation of Tax-equivalent net interest income adjusting for the impact of purchase accounting
Tax-equivalent net interest income	$35,334	$34,880	$35,142	$35,139	$37,478	$70,214	$73,918
Effect of fair value marks	882	515	918	800	1,040	1,432	1,989
Tax-equivalent net interest income adjusting for the impact of purchase accounting	$34,452	$34,365	$34,224	$34,339	$36,438	$68,782	$71,929

Calculation of Efficiency Ratio*:
Noninterest expense	$35,467	$37,703	$38,624	$35,197	$35,503	$73,170	$68,906
Less: certain noninterest expense items:
Amortization of intangibles	(835)	(838)	(869)	(870)	(910)	(1,673)	(1,828)
Due diligence, merger-related and merger integration expenses	(266)	(1,646)	—	—	—	(1,912)	—
BMT Investment Advisers, Inc. wind-down costs	—	—	—	—	(127)	—	(127)
Severance associated with staff reduction	—	—	—	—	(538)	—	(538)
Gain on early lease termination	—	—	135	—	—	—	—
Impairment of long-lived assets	—	—	(1,605)	—	—	—	—
Disposal expense of premises and equipment	—	—	(801)	—	—	—	—
Noninterest expense (adjusted) (numerator)	$34,366	$35,219	$35,484	$34,327	$33,928	$69,585	$66,413

Noninterest income	$20,966	$19,841	$22,006	$21,099	$20,566	$40,807	$38,866
Less: non-core noninterest income items:
Gain on sale of PPP loans	—	—	—	—	(2,411)	—	(2,411)
BMT Investment Advisers, Inc. wind-down costs	—	—	—	—	2,207	—	2,207
Gain on sale of building	—	—	(2,295)	—	—	—	—
Noninterest income (core)	$20,966	$19,841	$19,711	$21,099	$20,362	$40,807	$38,662
Net interest income	35,239	34,781	35,037	35,032	37,385	70,020	73,718
Noninterest income (core) and net interest income (denominator)	$56,205	$54,622	$54,748	$56,131	$57,747	$110,827	$112,380

Efficiency ratio	61.14%	64.48%	64.81%	61.16%	58.75%	62.79%	59.10%

*In calculating the Corporation's efficiency ratio, which is used by Management to identify the cost of generating each dollar of core revenue, certain non-core income and expense items as well as the amortization of intangible assets, are excluded.

Bryn Mawr Bank Corporation
Appendix - Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Performance Measures (unaudited)
(dollars in thousands, except per share data)

Statement on Non-GAAP Measures: The Corporation believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Corporation. Management uses non-GAAP financial measures in its analysis of the Corporation’s performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	As of or For the Three Months Ended					As of or For the Six Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	June 30, 2021	June 30, 2020
Supplemental Loan and ACL on Loans and Leases Information Used to Calculate Non-GAAP Measures
Total ACL on loans and leases	$39,163	$47,562	$53,709	$56,428	$54,974
Less: ACL on acquired loans and leases	1,573	2,277	2,926	3,460	3,315
ACL on originated loans and leases	$37,590	$45,285	$50,783	$52,968	$51,659

Total ACL on loans and leases	$39,163	$47,562	$53,709	$56,428	$54,974
Loan mark on acquired loans	4,779	5,736	6,288	7,235	8,037
Total ACL on loans and leases + Loan mark	$43,942	$53,298	$59,997	$63,663	$63,011

Total Portfolio loans and leases	$3,617,411	$3,633,235	$3,628,411	$3,676,684	$3,722,165
Less: Originated loans and leases	3,414,256	3,405,128	3,380,727	3,396,068	3,422,890
Net acquired loans	$203,155	$228,107	$247,684	$280,616	$299,275
Add: Loan mark on acquired loans	4,779	5,736	6,288	7,235	8,037
Gross acquired loans (excludes loan mark)	$207,934	$233,843	$253,972	$287,851	$307,312
Originated loans and leases	3,414,256	3,405,128	3,380,727	3,396,068	3,422,890
Total Gross portfolio loans and leases	$3,622,190	$3,638,971	$3,634,699	$3,683,919	$3,730,202